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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only (as permitted by
          Rule14a-6(e)(2))
[ ]       Definitive Proxy Statement
[X]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Rule 14a-12

                         BURLINGTON RESOURCES INC.
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              (Name of Registrant as Specified in its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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        (1)    Amount Previously Paid:

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The  following  are sets of Questions and Answers that were first posted on
Burlington Resources Inc.'s intranet web site on the evening of March 7, 2006.

                         FREQUENTLY ASKED QUESTIONS

These questions and answers have been written to provide you with the information requested in employee meetings and on the Employee Resource Site. Employee questions that are similar in nature are grouped together, rephrased and answered by a team from Human Resources. Please note: If a conflict is discovered between these Q&As and the Plan Documents, the Plan Documents will prevail. For specific individual questions, you are encouraged to seek assistance from your Human Resources representative for answers related to your personal circumstances.

CHANGE IN CONTROL / SEVERANCE

Q: DOES THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN TAKE EFFECT ONLY UPON THE MERGER, OR DOES IT ALSO COVER THOSE WHO MIGHT BE SEVERED BEFORE THE MERGER?

A: The plan generally takes effect upon the actual change in control which will occur on the date the merger is completed, which we expect to occur on March 31. The plan also protects employees who are terminated before then, if they are terminated in anticipation of the merger. However, BR does not expect to conduct any merger-related layoffs prior to the merger closing date.

Q:   FOR HOW LONG WILL THE EMPLOYEE CHANGE IN CONTROL  SEVERANCE PLAN BE IN
     PLACE?

A: The Employee Change in Control Severance Plan will cover triggering events that occur within a 24-month period following the Effective Time of the merger, which is expected to be March 31. So the protection period would expire on March 31, 2008.

Q: IF I AM ASKED TO WORK IN A TRANSITION ROLE, AM I REQUIRED TO DO SO TO REMAIN ELIGIBLE FOR SEVERANCE?

A: If you are asked to continue in a transition role in the same location and there is not a substantial reduction in the position or responsibilities you had before the merger, then you may not be eligible for severance until such time as the transition role is completed and your employment is severed by ConocoPhillips. If you voluntarily terminate your employment, unless such decision is based on "Good Reason" as that term is defined in the Plan, you may lose eligibility for severance benefits under the Burlington Resources Inc. Employee Change In Control Severance Plan.

Q: IF I ACCEPT A JOB WITH CONOCOPHILLIPS AND A YEAR LATER I AM ASKED TO TRANSFER TO A DIFFERENT POSITION OR LOCATION, WHAT ARE MY CHOICES?

A: If you accept a position with ConocoPhillips and one year later were offered a transfer to a different position with a substantial reduction in position or responsibilities or a transfer to a different location greater than 35 miles, then you could either accept the position or decline the position. If you declined the position, you would only be eligible for severance benefits if your employment were terminated by ConocoPhillips. A unilateral decision by you to terminate your employment without the mutual written consent of ConocoPhillips may result in loss of eligibility for severance benefits under the Burlington Resources Inc. Employee Change In Control Severance Plan, unless such decision is based on "Good Reason" as that term is defined in the Plan.

Q: I AM AN EXPAT AND WILL BE REPATRIATED IN TO MY HOME BASE SOMETIME DURING THE NEXT TWO YEARS. IF I AM OFFERED A COP POSITION NOW WHICH WOULD REQUIRE ME TO RELOCATE TO MY HOME BASE CITY (BUT WITHIN 35 MILES OF BR'S CURRENT OFFICE LOCATION IN MY HOME BASE CITY), WILL I HAVE GOOD REASON UNDER THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN IF I CHOOSE NOT TO ACCEPT THAT POSITION?

A: Unless there is other cause for Good Reason under the CIC Severance Plan, we do not believe your repatriation will give rise to Good Reason. Your expat position is a temporary work assignment and you are being returned to your home base, within 35 miles of your work location in the home base city. We do not believe that, for purposes of the Employee CIC Severance Plan, that situation would satisfy the 35 mile relocation trigger in the "Good Reason" definition.

Q: PLEASE EXPLAIN WHY AN EMPLOYEE WHO DOES NOT WISH TO WORK FOR CONOCOPHILLIPS WILL NOT BE ALLOWED TO VOLUNTEER FOR SEVERANCE?

A: The Employee Change in Control Severance Plan is meant to provide protection where employment is terminated as a result of the merger, either by the Company without cause or by the employee if changes occur in their job that would constitute Good Reason. The plan was not intended to provide a general benefit simply because of the change in control. There would be no need for severance protection if ConocoPhillips has a business need to continue your employment and the position was substantially similar to the position you had before the merger.

COMPENSATION PROGRAMS
---------------------

Q:   WHAT HAPPENS TO MY STOCK OPTIONS AFTER THE MERGER DATE?

A: All BR stock options will convert to COP stock options at the Effective Time of the merger. The effect of the merger on your particular stock options depends on when the stock options were granted, under which plan (i.e., 1993 Stock Incentive Plan, 1997 Stock Incentive Plan or 2002 Stock Incentive Plan) the options were granted, and your employment status with ConocoPhillips.

     Vesting and conversion of stock options:
     ----------------------------------------

     o If your stock options were granted prior to the date of the Merger Agreement, the options will vest at the "Effective Time" of the merger which is expected to occur on March 31. In order for you to calculate the effect, a sample calculation worksheet is provided on the Employee Resource site under the Human Resources Updates heading in the Company-Wide Information section.

     o If your stock options were granted after December 12, 2005, those options will not automatically vest at the Effective Time. They will vest on the normal schedule or sooner if, after the Effective Time of the merger, your employment is involuntarily terminated by BR or COP without Cause or by you for Good Reason. At the Effective Time of the merger, these options will convert entirely into options of COP. You will receive an updated schedule showing your adjusted number of options in April.

     Stock option exercise period:
     -----------------------------

     o If you are involuntarily terminated and receive a Change in Control severance benefit the following applies.

          o If your stock options were granted under the 1993 Stock Incentive Plan and/or 2002 Stock Incentive Plan, you will have the lesser of three years or the life of the option to exercise your options following your date of termination.

          o If your stock options were granted under the 1997 Stock Incentive Plan , you will have the lesser of 12 months or the life of the option to exercise your option following your date of termination.

     o If you continue your employment with ConocoPhillips the stock options may be exercised according to the terms under which they were granted.

Q:   WHAT HAPPENS TO MY RESTRICTED STOCK AFTER THE MERGER DATE?

A:   The  effect of the  merger on  restricted  stock  depends  on when the
     restricted   stock  was  granted  and  your  employment   status  with
     ConocoPhillips.

     o If your restricted shares were granted prior to the date of the Merger Agreement (December 12, 2005), these shares will vest at the "Effective Time" of the merger which is expected to occur on March 31. Each of these shares will receive the merger consideration of $46.50 plus 0.7214 share of ConocoPhillips stock. In order for you to calculate the effect, a sample calculation worksheet is provided on the Employee Resource site under the Human Resources Updates heading in the Company-Wide Information section.

     o If your restricted shares were granted after December 12, 2005, those shares will not automatically vest at the Effective Time. They will vest on the normal schedule or sooner if, after the Effective Time of the merger, your employment is involuntarily terminated by BR or COP without Cause or by you for Good Reason. At the Effective Time of the merger, these shares will convert entirely into shares of COP. You will receive an updated schedule showing your adjusted number of restricted shares in April.

Q: WHAT HAPPENS TO MY RESTRICTED STOCK AND STOCK OPTIONS IF I VOLUNTARILY RESIGN OR AM TERMINATED FOR CAUSE?

A: In the instance that an employee either voluntarily resigns or is terminated for cause, the treatment of options and restricted stock would be governed by the provisions of the respective Stock Incentive Plan (1993, 1997, or 2002). Please consult the Plan documents you received with your grant for details.

Q: WHAT DOES "EXCELLENT" LEVEL OF PERFORMANCE MEAN IN TERMS OF THE 2006 BR BONUS PAYMENT?

A: Payment at the "excellent" level of performance means that you will receive 100% for the Company and Division components of your bonus and will also receive 100% for your individual component of the bonus. For example, if your bonus target is 9%, you will receive 4.5% for the company/division component and 4.5% for your individual component for a total of 9%. In most cases however, it is anticipated that the highest of the three most recent bonuses paid will be the bonus amount paid to employees within thirty days of close.

Q: WILL THE POST CLOSE BONUS TO BE PAID IN ACCORDANCE WITH THE INCENTIVE COMPENSATION PLAN WILL BE BENEFIT BEARING?

A: For US employees, this bonus payment will be benefit bearing with regard to the US Pension Plan and to the Savings Plan provided the employee has elected a deferral under the Plan.

     For Canadian employees, the bonus payment will be benefit bearing with regard to the CHEL DB Plan.

BENEFIT PROGRAMS
----------------

Q:   DOES COP HAVE A STANDARD RELOCATION POLICY?

A: Yes. The program includes items such as expense reimbursement, travel allowances, home purchase and sale assistance and moving expenses. An employee who receives an offer which requires a relocation will be provided with a copy of the policy at the time the offer is made.

Q: WILL THE BENEFITS PROVIDED TO TERMINATED EMPLOYEES FOR 18 MONTHS FOLLOWING THEIR TERMINATION BE THE SAME BENEFITS THAT WE HAVE NOW?

A: Section 4.2(c) of the Employee Change in Control Severance Plan states, the medical, dental, vision, pharmacy and life insurance benefits provided to terminated employees for 18 months following their termination will be "no less favorable" in terms of amounts, deductibles and costs in the aggregate. ConocoPhillips intends to provide the same benefits under the BR plan for a limited period of time and will then convert employees over to ConocoPhillips benefits plans which are deemed to be equivalent to those provided by BR.

Q: UNDER THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN, BR WILL PROVIDE BENEFITS FOR 18 MONTHS FOLLOWING AN EMPLOYEE'S TERMINATION DATE. ARE U.S. EMPLOYEES THEN ELIGIBLE FOR 18 MORE MONTHS OF COVERAGE UNDER COBRA LAW?

A: No. COP's practice is that the 18 months of continued coverage that will be provided under the Change in Control plan to eligible severed U.S. employees satisfies the COBRA requirements under the Alternative Coverage rules.

Q: CAN EMPLOYEES WHO ARE TERMINATED DUE TO THE CHANGE IN CONTROL MAKE CHANGES IN THEIR BENEFIT ELECTIONS FOR THE 18 MONTHS OF EXTENDED COVERAGE?

A: Only if a qualified family status change occurs, such as marriage, divorce, the birth of children, etc., changes to the benefit elections could be made. Definitions of these status changes are in the summary plan description posted on the BR intranet on the Employee Info/Human Resources/Corporate Benefits pages.

Q: WILL U.S. BR EMPLOYEES BE REQUIRED TO CLOSE THEIR BR U.S. SAVINGS PLAN ACCOUNTS AFTER THE CHANGE IN CONTROL?

A: No. The change in control itself will not trigger any changes in the BR U.S. Savings Plan. However, employees who are terminated will have the option of leaving their balance in the plan, rolling over their balance into another qualified IRA plan, or taking a lump-sum distribution (which might be taxable).

Q:   WILL THE  AMOUNT OF MY  VACATION  CHANGE IF I BECOME A  CONOCOPHILLIPS
     EMPLOYEE?

A: Your vacation will not change. If you have 3 weeks of vacation with BR your service for vacation purposes will be recognized and you will have three weeks of vacation with ConocoPhillips. You can learn more about ConocoPhillips' vacation policy at one of the upcoming town hall or small group meetings.

RETIREMENT / PENSION
--------------------

Q: IF AN EMPLOYEE IS TERMINATED AND HE OR SHE IS ELIGIBLE TO RETIRE, CAN HE OR SHE RECEIVE THE SEVERANCE PAYMENT, THE PENSION LUMP-SUM DISTRIBUTION AND THE 18 MONTHS OF MEDICAL INSURANCE?

A: If an employee is terminated and is eligible for severance benefits under the Employee Change in Control Severance Plan, the resulting severance payment would not impact eligibility for retirement benefits, provided that the employee meets the eligibility requirements for the particular pension plan involved.

EMPLOYMENT
----------

Q:   HOW  WILL   FUTURE  BR   EMPLOYMENT   VERIFICATION   BY   HANDLED   BY
     CONOCOPHILLIPS?

A: After the merger closing date and the final assumption of human resources responsibilities by ConocoPhillips, calls seeking to verify past employment with BR should be directed to the Human Resources Department of ConocoPhillips.

Q: ARE CONTRACT OR TEMPORARY EMPLOYEES GOING TO BE CONSIDERED FOR REGULAR, FULL-TIME COP POSITIONS?

A: Contract and temporary employees are invited to apply for full-time ConocoPhillips positions through the career site on ConocoPhillips internet.

Q: WHEN I RECEIVE MY OFFER LETTER, WHO SHOULD I TALK TO ABOUT ANY QUESTIONS I MIGHT HAVE?

A: You should work with the individual who supplied the letter and/or your local HR Business Partner (HRBP) to address any questions or concerns.

Q:   I MISSED THE EMPLOYEE PROFILE DEADLINE. CAN I STILL SUBMIT A PROFILE?

A: The Employee Profile process has been closed. If you are contacted by someone from ConocoPhillips who would like to know what your interests are or would like to see a copy of your resume, you may send it directly to them if you like.

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, timing expectations to complete the merger, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed transaction, ConocoPhillips has filed an amended registration statement on Form S-4 and, on February 27, 2006, Burlington Resources filed a definitive proxy statement with the Securities and Exchange Commission (SEC) and began mailing the proxy statement to stockholders on February 25, 2006. Both companies will file other relevant documents concerning the proposed merger transaction with the SEC. INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain free copies of the Form S-4, proxy statement and the other documents at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ConocoPhillips free of charge by contacting ConocoPhillips Shareholder Relations Department at (281) 293-6800, P.O. Box 2197, Houston, Texas, 77079-2197. You may obtain documents filed with the SEC by Burlington Resources free of charge by contacting Burlington Resources Investor Relations Department at (800) 262-3456, 717 Texas Avenue, Suite 2100, Houston, Texas 77002, e-mail: IR@br-inc.com.

                 INTEREST OF CERTAIN PERSONS IN THE MERGER

     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement, which was filed with the SEC on February 27, 2006. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.

     Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decision.